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                                    EXHIBIT 1

                            AGREEMENT OF JOINT FILING

     Robert C. Pew III and Mary I. Pew hereby agree that the Schedule 13D to which this Agreement is attached as an exhibit may be filed on behalf of each such person.



Dated: June 18, 2002                   /s/ Sheila C. Dayton
                                      ------------------------------------
                                      Robert C. Pew II
                                      By:    Sheila C. Dayton
                                             Attorney-in-Fact



Dated: June 18, 2002                   /s/ Sheila C. Dayton
                                      ------------------------------------
                                      Mary I. Pew
                                      By:     Sheila C. Dayton
                                              Attorney-in-Fact